UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Provident Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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830 Bergen Avenue

Jersey City, New Jersey 07306

March 11, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held on April 22, 2009, at 10:00 a.m., local time, at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

The business to be conducted at the Annual Meeting consists of the election of four directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009. Your board of directors has determined that an affirmative vote on each of these matters to be considered at the Annual Meeting is in the best interests of Provident Financial Services, Inc. and its stockholders and unanimously recommends a vote “FOR” each of these matters.

Your vote is very important regardless of the number of shares you own. We urge you to complete, sign and return the enclosed Proxy Card as soon as possible, or to vote by Internet or telephone as described on your Proxy Card, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., we thank you for your continued support.

Sincerely,

Paul M. Pantozzi

Chairman and

Chief Executive Officer

830 Bergen Avenue

Jersey City, New Jersey 07306

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2009 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Wednesday, April 22, 2009, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	To elect four persons to serve as directors of Provident Financial Services, Inc., each for a three-year term.

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Provident Financial Services, Inc. for the year ending December 31, 2009.

3.	To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. has fixed March 2, 2009 as the record date for determining the stockholders entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. unanimously recommends that you vote “FOR” each of the nominees for director listed in the Proxy Statement and “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009.

Please complete, sign and mail the enclosed Proxy Card promptly in the enclosed postage-paid envelope. You may also vote by Internet or telephone as described on your Proxy Card. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors

John F. Kuntz, Esq.

Corporate Secretary

Jersey City, New Jersey

March 11, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR TO VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ON YOUR PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2009—This Proxy Statement and Provident’s 2008 Annual Report to Stockholders are each available at http://www.cfpproxy.com/5429.

PROVIDENT FINANCIAL SERVICES, INC.

PROXY STATEMENT FOR THE

2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 22, 2009

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to stockholders of Provident Financial Services, Inc. (“Provident”) in connection with the solicitation of proxies by the board of directors of Provident for use at the 2009 Annual Meeting of Stockholders. The Annual Meeting will be held on April 22, 2009, at 10:00 a.m., local time, at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey. The term “Annual Meeting” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated March 11, 2009 and is first being mailed to stockholders of Provident on or about March 16, 2009.

The 2009 Annual Meeting of Stockholders

Date, Time and Place	Provident will hold its Annual Meeting of Stockholders on April 22, 2009, 10:00 a.m., local time, at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

Record Date	March 2, 2009.

Shares Entitled to Vote	60,271,472 shares of Provident common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on the election of four directors and the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2009.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The ratification of KPMG LLP as the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Provident’s Board of Directors

Recommends You Vote in Favor of

the Proposals	Provident’s board of directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2009.

Provident	Provident, a Delaware corporation is the bank holding company for The Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operated 83 full-service banking offices in northern and central New Jersey at December 31, 2008. Provident had $6.55 billion in total assets at December 31, 2008. Provident’s principal executive offices are located at 830 Bergen Avenue, Jersey City, New Jersey 07306. Provident’s telephone number is (201) 333-1000.

Who Can Vote

The Provident board of directors has fixed March 2, 2009 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Provident common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On March 2, 2009, 60,271,472 shares of Provident common stock were outstanding and held by approximately 6,151 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Provident common stock outstanding on March 2, 2009 will be entitled to one vote for each share held of record. However, Provident’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of Provident common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to elect four directors and ratify the appointment of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2009.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You may also be asked to vote on a proposal to adjourn the Annual Meeting. Provident could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, to ensure that your vote is counted at the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the four nominees for director and “FOR” the ratification of the appointment of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2009.

Stockholders of record can vote in person at the Annual Meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote in person at the Annual Meeting.

The board of directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, Provident intends that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in the Proxy Card in their best judgment.

Participants in Provident Benefit Plans

If you are a participant in The Provident Bank Employee Stock Ownership Plan or The Provident Bank 401(k) Plan, or any other benefit plans through which you own shares of Provident common stock, you will have received with this Proxy Statement voting instruction forms that reflect all shares you may vote under the plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Provident common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans. The deadline for returning your voting instructions is April 15, 2009.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The ratification of the appointment of the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Provident prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.

830 Bergen Avenue

Jersey City, New Jersey 07306

Attention: John F. Kuntz, Esq.

  Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Provident will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of Provident common stock and secure their voting instructions, if necessary. Provident will reimburse such holders of record for their reasonable expenses in taking those actions. Provident has also made arrangements with Laurel Hill Advisory Group, LLC to assist Provident in soliciting proxies and has agreed to pay them a fee of $8,500 plus reasonable expenses for these services. If necessary, Provident may also use several of its employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Householding

Unless Provident has received contrary instructions, Provident has sent a single copy of these proxy materials to any household at which one or more stockholders reside if Provident believes the stockholders are members of the same family. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce Provident’s expenses. If you would like to receive your own set of proxy materials this year or in future years, follow these instructions:

•

If your shares are registered in your own name, please contact Provident’s transfer agent and inform them of your request to revoke householding by calling them at 1-800-368-5948 or by writing them at Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Investor Relations Department. Within 30 days of your revocation and your request for proxy materials, you will be sent your individual proxy materials.

•	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2009.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of Provident common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following table sets forth, as of March 2, 2009, certain information as to the shares of Provident common stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Provident common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of Provident common stock as of March 2, 2009. For purposes of the following table and the table included under the heading “Management,” in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of any shares of common stock (i) over which he or she has, or shares, directly or indirectly, voting or investment power or (ii) as to which he or she has the right to acquire beneficial ownership at any time within 60 days after March 2, 2009.

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding (1)
The Provident Bank Employee Stock Ownership Plan Trust	4,686,584	(2)	7.8%
GreatBanc Trust Company, Trustee 801 Warrenville Road Lisle, Illinois 60532

Dimensional Fund Advisors LP	5,046,753	(3)	8.4%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746

(1)	Based on 60,271,472 shares of Provident common stock outstanding as of March 2, 2009.

(2)	This information is based on Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2009 by GreatBanc Trust Company, as Trustee on behalf of The Provident Bank Employee Stock Ownership Plan Trust. According to the filing, The Provident Bank Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 3,783,285 shares of Provident common stock; (ii) shared power to vote or direct the vote of 903,299 shares of Provident common stock; and (iii) sole power to dispose or direct the disposition of 4,686,584 shares of Provident common stock.
(3)	This information is based on Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 9, 2009 by Dimensional Fund Advisors LP.

Management

The following table sets forth information about shares of Provident common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 2, 2009.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly (1)	Options Exercisable within 60 days	Beneficial Ownership		Percent of Class (2)	Unvested Stock Awards included in Beneficial Ownership
NOMINEES

Geoffrey M. Connor	Director	77,641	162,600	240,241	(3)	*	5,618
Christopher Martin	Director, President and Chief Operating Officer	336,852	37,510	374,362	(4)	*	18,952
Edward O’Donnell	Director	77,700	162,600	240,300	(5)	*	5,618
Jeffries Shein	Director	766,447	8,600	775,047	(6)	1.3%	4,808

INCUMBENT DIRECTORS

Thomas W. Berry	Director	19,508	8,600	28,108		*	4,808
Laura L. Brooks	Director	7,808	4,400	12,208		*	4,808
John G. Collins	Director	19,850	150,600	170,450		*	5,618
Frank L. Fekete	Director	68,550	162,600	231,150	(7)	*	5,618
Carlos Hernandez	Director	57,143	162,600	219,743	(8)	*	5,618
William T. Jackson	Director	89,173	162,600	251,773	(9)	*	5,618
Katharine Laud	Director	48,304	1,600	49,904	(10)	*	4,808
Arthur McConnell	Director	90,732	162,600	253,332		*	5,618
John P. Mulkerin	Director	428,686	8,600	437,286	(11)	*	4,808
Paul M. Pantozzi	Chairman and Chief Executive Officer	229,611	1,136,000	1,365,611	(12)	2.2%	9,200

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Donald W. Blum*	Executive Vice President and Chief Lending Officer	45,684	95,614	141,298		*	20,941
John F. Kuntz	General Counsel and Corporate Secretary	43,751	95,406	139,157	(13)	*	19,350
Linda A. Niro	Executive Vice President and Chief Financial Officer	53,393	81,000	134,393	(14)	*	4,612
All directors and executive officers as a group (23 persons)		2,621,024	2,756,364	5,377,388		8.5%	178,123

*	Less than 1%
**	Mr. Blum is an officer of The Provident Bank only.

(1)	The amounts shown for executive officers include shares held in the 401(k) Plan and shares allocated to the executive officer in the Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares
Paul M. Pantozzi	12,053	6,600
Christopher Martin	105,138	3,588
Donald W. Blum	1,739	6,456
John F. Kuntz	—	6,244
Linda A. Niro	8,027	6,083
All executive officers as a group (11 persons)	164,471	41,715

(2)	Based on 60,271,472 shares of Provident common stock outstanding as of March 2, 2009, plus the number of shares which such person or group of persons has the right to acquire within 60 days of March 2, 2009.
(3)	Includes 7,500 shares held by Mr. Connor in an individual retirement account and 2,000 shares held by Mr. Connor as custodian for his son.
(4)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.
(5)	Includes 3,000 shares held by Mr. O’Donnell in an individual retirement account.
(6)	Includes 23,026 shares held by Mr. Shein’s spouse and 383,819 shares held by Mr. Shein in the First Savings Bank Directors’ Deferred Fee Plan.
(7)	Includes 7,500 shares held by Mr. Fekete’s spouse, 10,000 shares held by a custodian for a retirement account for Mr. Fekete’s benefit, 2,000 shares held by Mr. Fekete’s spouse as custodian for his son, 1,000 shares held by his spouse as trustee of a trust for a relative and 2,000 shares held by Mr. Fekete’s adult daughter.
(8)	Includes 1,450 shares held by Dr. Hernandez’ spouse in an individual retirement account.
(9)	Includes 1,000 shares held by Mr. Jackson’s spouse.
(10)	Includes 3,729 shares held by Ms. Laud’s spouse and 6,870 shares held by Ms. Laud in an individual retirement account.
(11)	Includes 28,308 shares held by Mr. Mulkerin in an individual retirement account.
(12)	Includes 1,000 shares held by Mr. Pantozzi’s spouse and 24,687 shares held by Mr. Pantozzi through the Supplemental Executive Savings Plan.
(13)	Includes 500 shares held by Mr. Kuntz’ spouse in an individual retirement account.
(14)	Includes 207 shares held by Ms. Niro in a dividend reinvestment account.

Section 16(a) Beneficial Ownership Reporting Compliance

Provident common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The executive officers and directors of Provident and The Provident Bank, and beneficial owners of greater than 10% of Provident common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Provident common stock. The Securities and Exchange Commission rules require disclosure in the Proxy Statement or Annual Report on Form 10-K of the failure of an executive officer, director or greater than 10% beneficial owner of Provident common stock to file a Form 3, 4, or 5 on a timely basis. Based solely on a review of ownership reports and confirmations by executive officers and directors, Provident believes that during the year ended December 31, 2008, executive officers and directors timely filed all stock ownership reports they were required to file, except that Form 4 filings for Messrs. Blum and Kuntz regarding a withhold to cover transaction conducted by each of them on March 23, 2008 were inadvertently made one day late. Provident is not aware of any beneficial owners of more than 10% of its common stock.

PROPOSAL I—ELECTION OF PROVIDENT DIRECTORS

General

Provident’s board of directors currently consists of 14 members and is divided into three classes, with one class of directors elected each year. Each of the 14 members of the board of directors also serves as a director of The Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. Four directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of the Governance/Nominating Committee, the board of directors nominated Geoffrey M. Connor, Christopher Martin, Edward O’Donnell and Jeffries Shein for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and The Provident Bank. There are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” the election of all nominees.

In the event that any nominee is unable or declines to serve, the persons named in the Proxy Card as proxies will vote with respect to a substitute nominee designated by Provident’s current board of directors. At this time, the board of directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Directors and Executive Officers

The following table sets forth certain information, as of March 2, 2009, regarding the nominees for election as directors and the incumbent directors, including the terms of office of each director.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Age	Director Since (1)		Expiration of Term
NOMINEES

Geoffrey M. Connor	Director	62	1996		2009
Christopher Martin	Director, President and Chief Operating Officer	52	2005		2009
Edward O’Donnell	Director	58	2002		2009
Jeffries Shein	Director	69	2004	(2)	2009

INCUMBENT DIRECTORS

Thomas W. Berry	Director	61	2005		2010
Laura L. Brooks	Director	56	2006		2011
John G. Collins	Director	72	2003		2010
Frank L. Fekete	Director	57	1995		2010
Carlos Hernandez	Director	59	1996		2011
William T. Jackson	Director	70	1974		2011
Katharine Laud	Director	50	2007	(3)	2011
Arthur McConnell	Director	70	1990		2011
John P. Mulkerin	Director	71	2004	(4)	2010
Paul M. Pantozzi	Chairman and Chief Executive Officer	64	1989		2010

(1)	Includes initial appointment to the board of directors of The Provident Bank, the wholly owned subsidiary of Provident.
(2)	Mr. Shein’s service as a director of First Sentinel Bancorp, Inc. and First Savings Bank, acquired by Provident in 2004, commenced in 1985.

(3)	Ms. Laud’s service as a director of First Morris Bank & Trust, acquired by Provident in 2007, commenced in 1997.
(4)	Mr. Mulkerin’s service as a director of First Sentinel Bancorp, Inc. and First Savings Bank, acquired by Provident in 2004, commenced in 1996.

The business experience for at least the past five years of each of Provident’s directors, and the business experience and other information regarding the executive officers of Provident and its wholly owned subsidiary, The Provident Bank, is as follows:

Directors

Thomas W. Berry. Mr. Berry is retired from investment banking. He previously served as a partner of Goldman Sachs & Co. until 1998. Mr. Berry was a founding director of Red Oak Bank, a New Jersey bank, which was acquired by another financial institution in 2005. He is a director of the Hyde and Watson Foundation and a trustee of Brown University. Mr. Berry is also a trustee of the North American Electric Reliability Corporation.

Laura L. Brooks. Ms. Brooks is Vice President-Risk Management and the Chief Risk Officer of PSEG in Newark, New Jersey since November 2002. She serves on the Advisory Board for the Quantitative Finance Program at Rutgers University.

John G. Collins. Mr. Collins is retired. He previously served as President of Fleet NJ from March 2001 until March 2003. Prior to 2001, Mr. Collins was Vice Chairman of Summit Bancorp and was a member of the board of directors of Summit Bancorp and its predecessor, UJB Financial Corp. Mr. Collins is a member of the board of trustees of CentraState Healthcare System.

Geoffrey M. Connor. Mr. Connor is retired. He previously was a partner of the international law firm of Reed Smith LLP.

Frank L. Fekete. Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey.

Carlos Hernandez. Dr. Hernandez is President of New Jersey City University, located in Jersey City, New Jersey.

William T. Jackson. Mr. Jackson is retired. He previously served as Executive Director of Bayview/New York Cemetery located in Jersey City, New Jersey until January 2006.

Katharine Laud. Ms. Laud is a former member of the board of directors of First Morris Bank & Trust. She is Chief Financial Officer of Homeless Solutions, Inc., a provider of shelter and housing services to the homeless and working poor in Morris County, New Jersey and a developer of affordable housing.

Christopher Martin. Mr. Martin has served as President of Provident and President and Chief Operating Officer of The Provident Bank since January 2007. Prior to that time, he was President of Provident and The Provident Bank since July 2004. He formerly served as President and Chief Executive Officer of both First Sentinel Bancorp, Inc. and First Savings Bank since January 2003, and as a member of both boards of directors.

Arthur McConnell. Mr. McConnell is President of McConnell Realty, which owns and manages commercial and residential real estate, and is located in Atlantic Highlands, New Jersey.

John P. Mulkerin. Mr. Mulkerin is retired. He is a former member of the board of directors and former President and Chief Executive Officer of both First Sentinel Bancorp, Inc. and First Savings Bank. He is a member of the boards of directors of Middlesex Water Company and Raritan Bay Medical Center.

Edward O’Donnell. Mr. O’Donnell is President of Tradelinks Transport, Inc., a transportation consulting company located in Westfield, New Jersey. Mr. O’Donnell is a member of the management committee of North Bay Equity Partners, LLC.

Paul M. Pantozzi. Mr. Pantozzi has been the Chairman and Chief Executive Officer of Provident since January 2003. He has served as the Chief Executive Officer of The Provident Bank since 1993 and Chairman of The Provident Bank since 1998. Until July 2004, Mr. Pantozzi also served as President of Provident and The Provident Bank.

Jeffries Shein. Mr. Shein is a former member of the board of directors of First Sentinel Bancorp, Inc. and First Savings Bank. He is a principal with JGT Management Co., LLC, a real estate management and investment company. Mr. Shein is a member of the boards of directors of Middlesex Water Company and Raritan Bay Medical Center.

Executive Officers Who are Not Directors

Donald W. Blum. Mr. Blum, age 52, has been Executive Vice President and Chief Lending Officer of The Provident Bank since January 2005. He served as Senior Vice President and Chief Lending Officer of The Provident Bank since December 2001. Prior to that time, he was Senior Vice President, Real Estate Lending at Summit Bancorp.

Brian Giovinazzi. Mr. Giovinazzi, age 54, has been Executive Vice President and Chief Credit Officer of The Provident Bank since December 2008, and prior to that, he was Executive Vice President-Corporate Administration since April 2007. Prior to that time, he was President and Chief Executive Officer of First Morris Bank & Trust and a member of its board of directors.

Janet D. Krasowski. Ms. Krasowski, age 56, has been Senior Vice President-Human Resources of The Provident Bank since May 2006. She was Chief Human Resources Officer of Atlantic Bank of New York from January 2001 to April 2006. Prior to that time, she was with Dime Savings Bank as Senior Vice President and Benefits Director.

John F. Kuntz. Mr. Kuntz, age 53, has been General Counsel and Corporate Secretary of Provident since January 2003, and has been Executive Vice President and General Counsel of The Provident Bank since May 2005. Prior to that time, he was Senior Vice President and General Counsel of The Provident Bank since November 2002, and Vice President and General Counsel of The Provident Bank since September 2001.

Thomas M. Lyons. Mr. Lyons, age 44, has served as First Vice President and Chief Accounting Officer of The Provident Bank since February 2005. Prior to that time, he was First Vice President, Finance of The Provident Bank since July 2004. He was formerly Executive Vice President and Chief Financial Officer of First Sentinel Bancorp, Inc. and First Savings Bank since 2003.

Linda A. Niro. Ms. Niro, age 54, has been Executive Vice President and Chief Financial Officer of Provident since December 2007, and Executive Vice President and Chief Financial Officer of The Provident Bank since November 2007. Prior to that time, she served as Senior Vice President and Chief Financial Officer of Provident since January 2003, and as Senior Vice President and Chief Financial Officer of The Provident Bank since 2000.

Giacomo Novielli. Mr. Novielli, age 49, has been Executive Vice President and Chief Information Officer of The Provident Bank since December 2008. Prior to that time, he was Senior Vice President and Chief Information Officer of The Provident Bank since January 2006, and previously was First Vice President and Chief Information Officer of The Provident Bank.

Michael A. Raimonde. Mr. Raimonde, age 56, has been Senior Vice President and Director of Retail Banking of The Provident Bank since April 2007. He was Executive Vice President of the Community Banking Division and Market President of the New York Retail System of Sovereign Bank since June 2006. Prior to that time, he was Senior Vice President, New York Retail Banking Division of Independence Community Bank.

Kenneth J. Wagner. Mr. Wagner, age 58, has been Senior Vice President, Investor Relations of Provident since January 2003, and has been Senior Vice President of Strategic Business Development of The Provident Bank since 2001.

Corporate Governance Matters

Provident is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

The board of directors of Provident meets quarterly, or more often as may be necessary. The board of directors met eight times in 2008. The board of directors currently maintains three standing committees: the Compensation Committee, the Audit Committee and the Governance/Nominating Committee. The board of directors of The Provident Bank meets monthly (except for the month of August), as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the Provident board of directors and all committees of the board on which they served (during the period they served) in 2008. When the Provident and The Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2008. Provident has a policy requiring each director to attend the annual meeting of stockholders. All persons serving on the board of directors at the time of the annual meeting of stockholders held on April 23, 2008 attended the meeting.

Corporate Governance Principles

The board of directors has adopted Corporate Governance Principles, which are posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Corporate Governance Principles cover the general operating policies and procedures followed by the board of directors including:

•	establishing the size and composition of the board of directors and the desired qualifications of directors;

•	setting a minimum stock ownership requirement for directors at 10,000 shares of Provident common stock to be achieved over five years;

•	providing for director orientation and continuing education and an annual performance assessment of the board of directors;

•	selecting board committee membership; and

•	reviewing annual compensation paid to the non-employee directors.

The Corporate Governance Principles provide for the board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Five executive sessions were conducted in 2008. Mr. Collins, who serves as Lead Director, presided over these executive sessions conducted by the non-employee directors, who are all independent. The Lead Director presides at meetings of the board of directors when the chairman of the board is not present, including the executive sessions of the non-employee directors, serves as a liaison between the chairman of the board and the independent directors, and has input with respect to board meeting agendas based on requests from the independent directors.

Director Independence

The New York Stock Exchange rules provide that a Provident director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with Provident. The New York Stock Exchange rules require the board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, the board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with Provident. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

In January 2009, the board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, the board of directors considered all relevant facts and circumstances relating to relationships that each director or his or her immediate family members and their related interests had with Provident.

After its evaluation, the board of directors affirmatively determined that each of Mr. Berry, Ms. Brooks, Mr. Collins, Mr. Connor, Mr. Fekete, Dr. Hernandez, Mr. Jackson, Ms. Laud, Mr. McConnell, Mr. Mulkerin, Mr. O’Donnell and Mr. Shein is an independent director. The board of directors determined that Mr. Pantozzi and Mr. Martin are not independent because each of them is a Provident employee. The board of directors specifically considered the following business and other relationships in reaching its independence determinations:

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The Provident Bank retains the law firm of Reed Smith LLP to perform legal services from time to time. In 2008, The Provident Bank paid Reed Smith LLP less than $100 for services rendered directly to the Bank. Before his retirement in 2009, Mr. Connor served as counsel to Reed Smith LLP.

•	In 2008, The Provident Bank made $4,000 in total contributions to Homeless Solutions, Inc., a not-for-profit organization. Ms. Laud is the Chief Financial Officer of Homeless Solutions, Inc.

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The Provident Bank leases space for a branch banking office from Fords Circle Associates LLC. Mr. Shein owns a 7.5% percent equity interest in Fords Circle Associates LLC. In 2008, The Provident Bank paid rent and related charges of approximately $52,000 for this branch banking office.

•	In 2008, The Provident Bank made a $200 contribution to New Jersey City University Foundation. Dr. Hernandez is the President of New Jersey City University.

Governance/Nominating Committee

The current members of the Governance/Nominating Committee are: Messrs. Connor (Chair), Jackson, McConnell and O’Donnell. Each member of the Governance/Nominating Committee is considered “independent” as defined in the New York Stock Exchange corporate governance listing standards. The Governance/Nominating Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met four times during 2008.

The functions of the Governance/Nominating Committee include, among other things:

•	to evaluate and make recommendations to the board concerning the number of directors, committee assignments and committee membership rotation practices;

•	to establish the qualifications, relevant background, and selection criteria for board members;

•	to make recommendations to the board concerning board nominees;

•	to conduct evaluations of the effectiveness of the operation of the board;

•	to develop corporate governance principles applicable to Provident;

•	to recommend revisions to the code of business conduct and ethics;

•	to make recommendations to the board regarding director compensation, orientation and continuing education; and

•	to evaluate the Governance/Nominating Committee’s performance on an annual basis.

The Governance/Nominating Committee identifies nominees for director by first assessing the performance of the current members of the board of directors willing to continue service. Current members of the board with skills and experience that are relevant to Provident’s business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue service, or if the Governance/Nominating Committee or the board decides not to re-nominate a member for re-election, or if the size of the board is increased, the Governance/Nominating Committee will solicit suggestions for director candidates from all board members. In addition, the Governance/Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to the business of Provident, enhancement of the diversity of experience of the board, the needs of Provident and the board, the candidate’s independence from conflict or direct economic relationship with Provident, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for independence under the Independence Standards and the New York Stock Exchange rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee financial expert.

Procedures for the Nomination of Directors by Stockholders

If a determination is made that an additional candidate is needed for the board, the Governance/Nominating Committee will consider candidates properly submitted by Provident’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, New Jersey 07306. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting, a stockholder’s submission must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. A stockholder’s submission must be in writing and include the following information:

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the name and address of the stockholder as they appear on Provident’s books, and the number of shares of Provident common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•

the name, address and contact information for the candidate, and the number of shares of common stock of Provident that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in Provident’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Provident, The Provident Bank and any subsidiaries of The Provident Bank;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and The Provident Bank;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of the Governance/Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an annual meeting of Provident’s stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder and Interested Party Communications with the Board

A stockholder of Provident and any other interested party may communicate with the board of directors, the non-employee directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, New Jersey 07306. A communication from a stockholder should indicate that the author is a stockholder and, if shares of Provident common stock are not held of record, the letter should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

Provident has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of Provident and The Provident Bank, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on The Provident Bank’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the executive officer or director is not given preferential treatment compared to participating employees. Pursuant to such a program, loans may be extended to executive officers on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, so long as such rate is generally available to participating employees. These loans may not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2008, The Provident Bank had aggregate loans and loan commitments totaling $100,000 in the form of a home equity line of credit to one executive officer. The Provident Bank does not make loans to members of the board of directors or to their immediate family members and their related interests, as such terms are defined in The Provident Bank’s Loan Policy.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Provident. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as The Provident Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. Any loans to Provident’s and The Provident Bank’s officers are made in conformity with the Federal Reserve Act and Regulation O.

Provident’s Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident and The Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction would require approval of a majority of the directors who have no interest in the proposed transaction. In addition, directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or The Provident Bank. Such disclosures, together with information obtained from director annual statement of interest forms, are used to monitor related party transactions and make independence determinations.

Audit Committee Matters

Audit Committee

The current members of the Audit Committee are: Messrs. Fekete (Chair) and Mulkerin, Ms. Brooks and Ms. Laud. Each member of the Audit Committee is considered “independent” as defined in the New York Stock Exchange corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm.

The Audit Committee met ten times during 2008. The Audit Committee reports to the board of directors on its activities and findings. The board of directors believes that Frank L. Fekete and John P. Mulkerin each qualify as an Audit Committee financial expert as that term is used in the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Audit Committee operates under a written charter approved by the board of directors. The Audit Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Management has primary responsibility for Provident’s internal control and financial reporting process, and for making an assessment of the effectiveness of Provident’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Provident’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2008;

•

discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and the letter from the independent registered public accounting firm mandated by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee has recommended to Provident’s board of directors that the audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in Provident’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009, subject to the ratification of this appointment by the stockholders of Provident.

The Audit Committee of Provident Financial Services, Inc.

Frank L. Fekete (Chair)

Laura L. Brooks

Katharine Laud

John P. Mulkerin

Compensation Committee Matters

Compensation Committee

The current members of the Compensation Committee are: Messrs. Shein (Chair), Berry, Fekete and O’Donnell. Each member of the Compensation Committee is considered “independent” as defined in the New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for executive management succession planning and for reviewing and evaluating compensation programs and policies including setting performance measures and goals, approving awards under existing compensation plans and administering long-term incentive awards. On at least an annual basis, the Compensation Committee meets to review the performance of, and the compensation payable to, the executive officers, including the Chief Executive Officer. The basic elements of Provident’s executive compensation program include base salary, annual cash incentives, long-term incentive equity awards and certain other benefit arrangements, such as retirement programs. The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Compensation Committee met 16 times during 2008, including four conference call meetings for which no meeting fees were paid.

The Compensation Committee has retained the services of Amalfi Consulting as its independent compensation consultant to assist it in evaluating executive compensation programs and in making determinations regarding executive officer compensation. The independent compensation consultant reports directly to the Compensation Committee and meets with the Committee in executive session, without the presence of management, and does not perform any services for Provident’s or The Provident Bank’s management. In 2008, Amalfi Consulting conducted a market review of executive compensation at the direction of the Compensation Committee to validate that the peer group was appropriate given changes in the overall market and to assist in the implementation of a new design for long-term equity incentives to be awarded under the 2008 Long-Term Equity Incentive Plan, approved by stockholders last year. This review included compensation market data for executive officers and was reviewed in connection with making compensation decisions.

The Compensation Committee determines the compensation payable to the Chief Executive Officer based on corporate financial performance against established goals and the Chief Executive Officer’s individual performance. The Compensation Committee establishes corporate financial performance goals and individual goals for the Chief Executive Officer at the beginning of the year, and members of the Compensation Committee meet with the Chief Executive Officer during the year to review progress against the goals. The Compensation Committee also sets performance goals for, and determines the compensation payable to, the executive officers, including the named executive officers. The Chief Executive Officer and the President provide the Compensation Committee with performance assessments and compensation recommendations for each of the other executive officers. The Compensation Committee considers those recommendations in arriving at its determinations. The independent compensation consultant and other data sources are available to the Compensation Committee for assistance in these determinations.

The Compensation Committee not only evaluates Provident’s overall financial performance in its review of executive management, it reviews how the executive officer performs his or her business responsibilities and performance with respect to several key management competencies and behaviors. Executive officers are expected to be accountable for the performance of their business lines and are held accountable for results. The key management competencies and behaviors are reviewed in the context of the executive’s effectiveness as a leader and his or her role in building a cohesive executive team. These competencies and behaviors include, but are not limited to, integrity, management skills, cooperation, teamwork, communication skills, leadership and vision. These performance characteristics, along with business accountabilities, form the basis of a performance review discussion with the executive that reinforces the executive’s role in achieving the business plan and Provident’s short- and long-term strategies.

Director compensation is established by the board of directors upon the recommendation of the Governance/Nominating Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

Messrs. Berry, Fekete, O’Donnell and Shein served as members of the Compensation Committee in 2008. None of these directors has ever been an officer or employee of Provident. In addition, none of these directors is an executive officer of another entity, at which one of Provident’s executive officers serves on the board of directors, or had any transactions or relationships with Provident in 2008 requiring specific disclosures under Securities and Exchange Commission rules.

Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Philosophy

The Compensation Committee believes that Provident’s executive compensation program is consistent with promoting sound risk management and long-term value creation for Provident’s stockholders. Provident’s executive compensation program is intended to align the interests of its executive officers with stockholders by rewarding performance against established corporate financial goals, and by rewarding strong executive leadership and superior individual performance. By offering competitive cash and equity compensation and benefits, Provident’s goal is to attract, motivate and retain a highly qualified and talented team of executives who will help maximize Provident’s long-term financial performance and earnings growth.

The compensation paid to each executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive’s individual performance and the competitive market. For higher-level executive officers, annual incentive compensation is linked more heavily to corporate financial performance, because these executives are in leadership roles that tend to influence corporate financial results.

The Compensation Committee regularly reviews the components of the executive compensation program with advice from Amalfi Consulting. In 2008, Amalfi Consulting was engaged to review Provident’s executive compensation program, which included a review and recommendation of an appropriate peer group to assess competitive compensation practices, as well as for comparing financial targets. Financial targets for 2008 were established based upon an initial peer group of 20 banking institutions.

The peer group used by the Compensation Committee in 2008 included publicly traded thrift and banking institutions with assets of $3 to $14 billion, having an asset mix similar to Provident as follows:

Valley National Bancorp

National Penn Bancshares, Inc.

First Niagara Financial Group, Inc.

F.N.B. Corporation

NewAlliance Bancshares, Inc.

United Bancshares, Inc.

Investors Bancorp, Inc.

Northwest Bancorp, Inc.

Signature Bank

Provident Bankshares Corporation

First Commonwealth Financial Corp.

NBT Bancorp Inc.

WesBanco, Inc.

Community Bank System, Inc.

S&T Bancorp, Inc.

Harleysville National Corporation

Beneficial Mutual Bancorp, Inc.

Dime Community Bancshares, Inc.

Flushing Financial Corporation

Sun Bancorp, Inc.

The Compensation Committee may modify the peer group from time-to-time based on mergers and acquisitions within the industry or other relevant factors. While Provident’s executive compensation program targets base salary and annual incentive compensation at market levels, actual compensation paid to an executive officer may vary based on other factors, such as the individual’s performance, experience and tenure, and competitive market conditions.

Elements of Executive Compensation for 2008

Provident pays its executives in accordance with its philosophy to provide competitive compensation for demonstrated performance. The Compensation Committee evaluates Provident’s corporate financial performance and its performance against peers. The Committee also takes into consideration the performance of the individual executive, the competitive market, business challenges and opportunities and the performance assessment presented by management. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual incentive compensation, long-term incentive awards (such as stock option and restricted stock awards), a competitive benefits package and perquisites.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. The Compensation Committee evaluates executive officer base salary levels on an annual basis. In general, competitive base salary information, or market data, is furnished to the Compensation Committee by the independent compensation consultant. Each executive officer’s base salary level is compared to the competitive market data. The Committee reviews the individual executive officer’s performance, leadership, operational effectiveness and experience in the industry and market conditions.

Based on an assessment of Provident’s 2007 financial performance against established goals and consideration of peer group and market-based industry data, the Committee did not increase the base salaries of Messrs. Pantozzi and Martin in 2008. The Committee concluded that base salary increases in 2008 were warranted for the other named executive officers. In establishing base salaries for 2009, the Compensation Committee considered Provident’s financial performance, which exceeded certain of the annual performance measures, as well as peer group and market-based industry salary data. In consideration of the difficult general economic conditions prevailing in 2008 and Provident’s financial performance in spite of such conditions, and to maintain a competitive base salary for Messrs. Pantozzi and Martin, the Committee determined that an increase in base salary for 2009 for both executives was appropriate. The Compensation Committee reviewed similar considerations for each of the other named executive officers and determined that increases were appropriate for each of the named executives to remain competitive with the external market.

Annual Incentive Payment/The 2008 Annual Incentive Plan

Annual incentive opportunities are provided to Provident’s executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate targets and a range of annual incentive award opportunities to each executive officer. The award opportunities are linked to a specific target and range of performance results for one or more corporate financial performance measures, as well as attainment of individual goals.

The Compensation Committee established, and the board of directors approved, the 2008 Annual Incentive Plan. The 2008 Annual Incentive Plan had two components: a cash incentive payment and long-term incentive awards in the form of restricted stock awards and stock options.

The cash incentive payments and long-term incentive awards under the 2008 Annual Incentive Plan were based primarily on the 2008 financial performance compared with 2008 targets relating to: (i) earnings per share (weighted 50%); (ii) efficiency ratio (weighted 25%); and (iii) total stockholder return relative to the performance of an identified peer group (weighted 25%) (collectively, the “Corporate Targets”). A portion of the payment of incentive compensation payable to each executive was also based on the executive’s performance against his or her 2008 individual goals and objectives, and may be made whether or not the Corporate Targets were met. For the named executive officers, 75% of the incentive payment was based on Provident’s financial performance against the Corporate Targets and 25% was based on the executive’s performance against his or her individual goals and objectives. The Compensation Committee established the following Corporate Targets for 2008:

Metric	Weighting	Threshold (95%)		Target (100%)		Maximum (115%)
Earnings Per Share	50%		$0.72		$0.76		$0.87
Efficiency Ratio	25%		68.15%		67.10%		64.15%
Peer Group Total Stockholder Return (1 yr)	25%	≥	45th percentile	≥	50th percentile	≥	85th percentile

Incentive payments and awards based on Provident’s 2008 financial performance would be made if 2008 financial performance met or exceeded 95% of the Corporate Targets (“Threshold”). For the Chief Executive Officer, incentive cash awards were a minimum of 6.25% of base salary upon the achievement of at least one metric at the Threshold level, increasing to 100% of base salary for maximum achievement of all metrics. For the other named executive officers, incentive cash awards ranged from 3.75% of base salary to 60% of base salary. For the named executive officers who were eligible to receive equity awards under the incentive plan, incentive awards ranged from 3.75% (5.00% for the President) of base salary to 60% (80% for the President) of base salary, payable 50% in stock options and 50% in shares of restricted stock.

For 2008, Provident achieved the following performance metrics:

Metric	Achievement
Earnings Per Share		$0.74
Efficiency Ratio		64.56%
Peer Group Total Return (1 yr)	≥	50th percentile

Based on the foregoing, the Committee authorized payouts under the plan. The Compensation Committee determined that the 2009 Annual Incentive Plan will include a cash component only and that future equity grants will primarily be in the form of performance vesting grants made under the 2008 Long-Term Equity Incentive Plan.

2008 Annual Incentive Plan Payments

Name	Cash Incentive ($)	Stock Price ($)	Stock Options (#)	Stock Awards (#)	Total Incentive Payment ($)
Paul M. Pantozzi(1)	390,833	—	—	—	390,833
Linda A. Niro(1)	77,050	—	—	—	77,050
Christopher Martin(2)	134,000	10.40	16,600	8,580	312,667
Donald W. Blum(2)	89,050	10.40	8,090	4,180	176,500
John F. Kuntz(2)	83,750	10.40	7,780	4,020	167,500

(1)	Mr. Pantozzi and Ms. Niro were only eligible for the cash incentive component under the 2008 Annual Incentive Plan.
(2)	Stock options and stock awards were granted on February 3, 2009.

Long-Term Equity Incentives

Under the 2008 Annual Incentive Plan stock options and restricted stock were granted in accordance with the achievement of performance targets established at the beginning of 2008. These stock options and restricted stock awards will vest ratably over a five-year period consistent with equity granted under the former Annual Incentive Plans. The 2009 Annual Incentive Plan will not include equity awards and will only provide for cash incentives.

In 2008, Provident’s stockholders approved the Provident Financial Services, Inc. 2008 Long-Term Equity Incentive Plan. This plan provides the opportunity for additional types of equity and both time and performance-based vesting. Under prior plans, stock options and restricted stock awards vested ratably over a five-year period.

The Compensation Committee determined that for all executives other than the Chief Executive Officer, at least 75% of equity grants would be subject to performance-based vesting and 25% of equity granted would be vested ratably over three years. For the Chief Executive Officer, 100% of equity grants would be subject to performance-based vesting. Such vesting would be measured at the end of a three-year period (2009 – 2011) based upon metrics approved by the Compensation Committee at the beginning of the three-year period. These metrics include projections of average annual growth in earnings per share over a three-year period and a comparison of Total Shareholder Return to the peer group over a three-year period. These performance measures should encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value.

In February of 2009, the Compensation Committee granted its executive officers performance-based, non-qualified stock options; performance-based restricted stock and time-vested restricted stock that will vest ratably over three years. The performance-based stock options and restricted stock will vest 100% in 2012, if established performance measures are satisfied at the end of the three-year period. If performance measures are not met, performance-based stock options and restricted stock awards would be subject to forfeiture.

The Compensation Committee believes that stock ownership provides a significant incentive in building stockholder value by further aligning the interests of officers and employees with stockholders. The importance of this component of compensation increases as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-based vesting also encourages a long-term strategic focus.

It is the current policy of the Compensation Committee to make equity grants when the window for trading by officers and directors in Provident common stock is open under Provident’s stock trading policy. Historically stock options and stock awards have been granted in January or February of each fiscal year in connection with the prior year’s financial results and the executive officer’s performance assessment. Throughout the year, stock options and stock awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under Provident’s stock trading policy.

Benefits

Provident provides its executives with benefits that are generally available to all employees. These benefits include medical and dental, disability insurance and group life insurance coverage. Executive officers are participants in the Employee Stock Ownership Plan (“ESOP”) and 401(k) Plan offered to all full-time employees. When Provident adopted the ESOP, it froze future accruals under the pension plan. Certain of the executive officers have accrued benefits under the pension plan that was frozen as of April 1, 2003. Messrs. Pantozzi and Martin and Ms. Niro are also eligible for post-retirement medical benefits, which benefits are available to all active employees with ten years of service as of December 31, 2002. Messrs. Pantozzi and Martin and Ms. Niro are also eligible for post-retirement life benefits, which benefits are only available to active employees who had ten years of service as of December 31, 2006.

At the same time Provident froze the pension plan, it froze future benefit accruals under the nonqualified retirement plan (“SERP”). The SERP provides an amount equal to the benefit which would have been payable under the terms of the pension plan but for the limitations under Sections 401(a)(17) and 415 of the Internal Revenue Code, less the amount payable under the terms of the pension plan. The Provident Bank froze the SERP as of April 1, 2003 as to the accrual of additional benefits under the SERP. Provident also established the Supplemental Executive Savings Plan, a nonqualified plan that provided additional benefits to certain participants whose benefits under the 401(k) Plan and ESOP were limited by tax law limitations applicable to tax qualified plans. This plan was frozen effective December 31, 2003 with respect to all future contributions and remains open only to hold assets for distribution. Mr. Pantozzi is the only participant in these nonqualified plans who has accumulated benefits under these plans.

Effective January 1, 2004, Provident established The Provident Bank Nonqualified Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”). The Supplemental ESOP provides additional benefits to participants whose benefits under the ESOP are limited by tax law limitations applicable to tax-qualified plans. Currently, Mr. Pantozzi is the only participant in this plan. The Supplemental ESOP requires a contribution by Provident for each participant who also participates in the ESOP equal to the amount, which would have been contributed under the terms of the ESOP, but for the tax law limitations, less the amount actually contributed under the ESOP. This benefit is payable in cash in a lump sum upon the death of a participant, a participant’s separation from service or disability (as those terms are defined in the Supplemental ESOP), or a change in control (as that term is defined in the Supplemental ESOP) of Provident or The Provident Bank.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. The following perquisites are currently provided: club memberships for Messrs. Pantozzi and Martin, and the use of a company-owned automobile for Messrs. Pantozzi, Martin and Blum. All of the named executive officers are eligible for an annual medical examination.

Elements of Post-Termination Benefits

Employment Agreements

Provident has entered into three-year employment agreements with Messrs. Pantozzi and Martin.

The employment agreements provide that if employment is terminated for reasons other than for cause, or as a result of retirement or disability, the executive would be entitled to:

•

a lump sum payment equal to the greater of: the payments due for the remaining term of the employment agreement, or three times the sum of (i) the highest annual rate of base salary and (ii) the greater of (x) the average cash bonus paid over the last three years or (y) the cash bonus paid in the last year; and

•	the continuation of life, medical, dental and disability insurance coverage for three years.

The executive may resign from employment and receive these benefits in the event of certain adverse changes in the executive’s employment conditions. Each employment agreement generally provides that following a change in control, the executive will receive the severance payments and insurance benefits described above if:

•	he resigns during the one-year period following the change in control; or

•	if he is terminated during the remaining term of the employment agreement following the change in control.

Change in Control Agreements

Change in control agreements are also reserved for a limited number of executives (currently nine persons). The current change in control agreements are two-year agreements which require a double trigger for benefits to be payable. Provident has entered into two-year change in control agreements with Messrs. Blum and Kuntz and Ms. Niro.

Following a change in control, the executive is entitled to a severance payment if:

•	the officer’s employment is terminated during the term of such agreement, other than for cause, disability, or retirement; or

•	the officer terminates employment during the term of the agreement for good reason.

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the officer’s positions, duties or responsibilities as in effect prior to the change in control;

•	a reduction in his or her base salary or fringe benefits;

•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or

•	a failure by Provident to obtain an assumption of the agreement by its successor.

The severance payment will equal two times the highest level of aggregate annualized base salary and other cash compensation paid to the officer during the calendar year in which he or she was terminated, or either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. Payments under the change in control agreements are reduced to the extent necessary to prevent an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Matters

Executive Stock Ownership Requirements

The Compensation Committee recommended, and the board of directors adopted, the following minimum equity ownership requirements for top executives to further align their interests with stockholders:

Tier 1	Chief Executive Officer	100,000 shares
Tier II	President and Chief Operating Officer	50,000 shares
Tier III	Other Named Executives	10,000 shares

Each of the named executive officers currently meets or exceeds these requirements. New executives are given five years from their date of hire or promotion to achieve the minimum equity ownership levels, and vested and unvested restricted stock awards and shares of Provident common stock held in the ESOP and 401(k) Plan count toward the requirements.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants and other equity grants subject to performance vesting are intended to qualify as performance-based compensation.

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee’s practice is to structure compensation programs offered to the named executive officers with a view towards maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including Provident’s tax position, the materiality of the payment and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

In 2008, compensation paid to Mr. Pantozzi exceeded the deduction limit, primarily due to the vesting of restricted stock awards granted to him in 2003 in connection with the mutual-to-stock conversion of The Provident Bank. The Compensation Committee does not believe the provisions of Section 162(m) will materially affect the results of operations of Provident.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of Provident Financial Services, Inc.

Jeffries Shein, Chair

Thomas W. Berry

Frank L. Fekete

Edward O’Donnell

Executive Compensation

The following table sets forth for the years ended December 31, 2008, 2007 and 2006, certain information as to the total remuneration paid to Mr. Pantozzi, who serves as Chief Executive Officer, Ms. Niro, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Provident or The Provident Bank, other than Mr. Pantozzi and Ms. Niro. The amounts reported under the stock awards and option awards columns include grants of stock awards and stock options made in 2003 in connection with the mutual-to-stock conversion of The Provident Bank.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Paul M. Pantozzi, Chairman and Chief Executive Officer	2008 2007 2006	700,000 700,000 655,000	— — —	725,359 1,102,994 1,070,104	482,320 861,660 833,280	390,883 183,750 133,049	— — —	179,378 149,107 173,698	2,477,890 2,997,511 2,865,131

Linda A. Niro, Executive Vice President and Chief Financial Officer	2008 2007 2006	230,000 214,000 207,500	— — —	125,968 186,121 177,898	34,175 61,294 59,520	77,050 33,705 25,289	21,787 12,939 19,040	36,205 34,656 43,410	525,185 542,715 532,657

Christopher Martin, President and Chief Operating Officer	2008 2007 2006	400,000 400,000 375,000	— — —	30,992 21,602 —	64,808 55,506 27,120	134,000 63,000 45,703	13,535 7,942 11,556	49,911 46,884 53,460	693,246 594,934 512,839

Donald W. Blum, Executive Vice President and Chief Lending Officer	2008 2007 2006	260,000 250,000 240,000	— — —	148,439 143,988 99,506	61,619 84,656 68,375	89,050 57,188 29,250	1,036 922 888	47,365 47,497 52,649	607,509 584,251 490,668

John F. Kuntz, Executive Vice President, General Counsel and Corporate Secretary	2008 2007 2006	250,000 231,000 220,000	— — —	147,064 142,915 71,175	61,128 84,450 86,700	83,750 71,383 26,813	1,138 1,495 949	30,630 40,344 42,834	573,710 571,587 448,471

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R), of restricted stock awards and thus may include amounts from awards granted in and prior to 2008, 2007 and 2006, including amounts from awards granted in 2003 following completion of the mutual-to-stock conversion of The Provident Bank.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R), of stock option awards and thus may include amounts from awards granted in and prior to 2008, 2007 and 2006, including amounts from awards granted in 2003 following completion of the mutual-to-stock conversion of The Provident Bank. Assumptions used in the calculation of this amount are included in footnote 13 to Provident’s audited financial statements for the fiscal year ended December 31, 2008 included in Provident’s Annual Report on Form 10-K.
(3)	Represents amounts earned pursuant to each respective Annual Incentive Plan.
(4)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans, and in the case of Mr. Pantozzi, supplemental plans maintained by The Provident Bank, determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements and includes amounts for which the named executive officer may not currently be entitled to receive because such amounts are not vested. For Mr. Pantozzi, there was a decrease in the actuarial present values because he reached age 60 in a prior period, the assumed retirement age for these calculations. No named executive officer received preferential or above-market earnings on deferred compensation, except for Mr. Martin who earned $535, $942 and $556 in 2008, 2007, and 2006, respectively on deferred directors’ fees in the First Savings Bank Directors’ Deferred Fee Plan.
(5)	The amounts in this column represent the total of all perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards, employee benefits (employer cost of medical, dental, vision, life and disability insurance), employer contributions to defined contribution plans (The Provident Bank 401(k) Plan, ESOP, and Supplemental ESOP), and earnings on the balance in the Nonqualified Supplemental Executive Savings Plan. Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

ALL OTHER COMPENSATION

Name	Year	Perquisites and Other Personal Benefits ($)	Dividends on Unvested Stock Awards ($)	Company Contribution to Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement and 401(k) Plans ($)	Other Payments / Accruals ($)	Total ($)
Paul M. Pantozzi	2008 2007 2006	56,978 37,102 29,263	22,132 44,028 57,852	13,161 12,478 8,954	87,107 55,499 77,629	— — —	179,378 149,107 173,698
Linda A. Niro	2008 2007 2006	5,110 2,860 2,735	4,114 7,826 9,784	5,303 4,948 4,555	21,678 19,022 26,336	— — —	36,205 34,656 43,410
Christopher Martin	2008 2007 2006	11,944 11,834 14,947	3,733 2,759 —	12,944 12,172 13,970	21,290 20,119 24,543	— — —	49,911 46,884 53,460
Donald W. Blum	2008 2007 2006	4,345 4,187 5,176	8,542 10,654 7,218	11,816 11,569 12,460	22,662 21,087 27,795	— — —	47,365 47,497 52,649
John F. Kuntz	2008 2007 2006	— — 250	7,938 10,121 5,064	2,331 11,457 12,262	20,361 18,766 25,258	— — —	30,630 40,344 42,834

PERQUISITES

Name	Year	Personal Use of Company Car/Parking (6) ($)	Transit Reimbursement Plan and Service Awards ($)	Fitness Trainer ($)	Club Dues ($)	Executive Health Exam ($)	Total Perquisites and Other Personal Benefits ($)
Paul M. Pantozzi	2008 2007 2006	31,438 12,160 7,838	4,410 — —	— 3,720 5,350	18,180 18,722 13,700	2,950 2,500 2,375	56,978 37,102 29,263
Linda A. Niro	2008 2007 2006	— — —	2,160 360 360	— — —	— — —	2,950 2,500 2,375	5,110 2,860 2,735
Christopher Martin	2008 2007 2006	6,243 7,366 7,037	— — —	— — —	3,201 4,468 7,910	2,500 — —	11,944 11,834 14,947
Donald W. Blum	2008 2007 2006	4,345 4,187 4,926	— — 250	— — —	— — —	— — —	4,345 4,187 5,176
John F. Kuntz	2008 2007 2006	— — —	— — 250	— — —	— — —	— — —	— — 250

(6)	The value attributable to personal use of Company-provided automobiles calculated in accordance with Internal Revenue Service guidelines.

Plan-Based Awards

The following table sets forth certain information as to grants during 2008 of plan-based awards to the named executive officers. The awards shown below that were granted on January 23, 2008 represent awards that could be made based on performance under the 2008 Annual Incentive Plan. Awards shown below in the columns “All Other Stock Awards” and “All Other Option Awards” were made in 2008 as long-term equity incentive awards to reward superior individual performance in 2007.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2008

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Paul M. Pantozzi	1/23/2008	43,750	350,000	700,000	—		—		—		—	—	—	—
Linda A. Niro	1/23/2008	8,625	69,000	138,000	—		—		—		—	—	—	—
Christopher Martin	1/23/2008	15,000	120,000	240,000	6,329	(1)	50,633	(1)	101,266	(1)
					1,595	(2)	12,759	(2)	25,518	(2)
	1/29/2008										3,230	13,020	12.54	81,647
Donald W. Blum	1/23/2008	9,750	78,000	156,000	3,085	(1)	24,684	(1)	49,367	(1)
					778	(2)	6,220	(2)	12,440	(2)
	1/29/2008										1,510	6,100	12.54	38,211
John F. Kuntz	1/23/2008	9,375	75,000	150,000	2,967	(1)	23,734	(1)	47,468	(1)
					748	(2)	5,981	(2)	11,962	(2)
	1/29/2008										1,390	5,640	12.54	35,253

(1)	This represents the number of stock options that could be awarded based on a Black-Scholes determined value per option of $3.16.
(2)	This represents the number of restricted stock shares that could be awarded based on the market price per share of common stock of $12.54.
(3)	The amounts in this column reflect the dollar amount used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of restricted stock awards and of stock option awards. Assumptions used in the calculation of these amounts are included in footnote 13 to Provident’s audited financial statements for the fiscal year ended December 31, 2008 included in Provident’s Annual Report on Form 10-K.

Outstanding Equity Awards at Year End

The following table sets forth information with respect to outstanding equity awards as of December 31, 2008 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Paul M. Pantozzi	1,120,000 8,000	— 32,000	18.57 17.94	7/17/2013 1/29/2017	11,200	171,360
Linda A. Niro	80,000 500	— 2,000	18.57 17.94	7/17/2013 1/29/2017	2,900	44,370
Christopher Martin	16,000 5,453 —	24,000 21,814 13,020	18.48 17.94 12.54	3/23/2016 1/29/2017 1/29/2018	8,485	129,821
Donald W. Blum	80,000 4,000 4,000 2,197 —	— 6,000 6,000 8,791 6,100	18.57 18.48 18.87 17.94 12.54	7/17/2013 3/23/2016 9/21/2016 1/29/2017 1/29/2018	15,213	232,759
John F. Kuntz	80,000 4,000 4,000 2,139 —	— 6,000 6,000 8,559 5,640	18.57 18.48 18.87 17.94 12.54	7/17/2013 3/23/2016 9/21/2016 1/29/2017 1/29/2018	13,842	211,783

(1)	Stock options generally expire 10 years after the grant date.
(2)	This amount is based on the fair market value of Provident common stock on December 31, 2008 of $15.30.

Option Exercises And Stock Vested

None of the named executive officers exercised stock options during the fiscal year ended December 31, 2008. The following table sets forth information with respect to restricted stock awards that vested in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Paul M. Pantozzi	—	—	55,200	795,928
Linda A. Niro	—	—	9,400	135,316
Christopher Martin	—	—	1,314	17,108
Donald W. Blum	—	—	7,550	116,077
John F. Kuntz	—	—	7,538	114,639

(1)	The value realized on vesting represents the market value on the day the stock vested.

Pension Benefits

The Provident Bank maintains a noncontributory defined benefit pension plan covering full-time employees who had attained age 21 with at least one year of service as of April 1, 2003. The pension plan was frozen as of April 1, 2003. As of April 1, 2003, employees are not entitled to accrue additional benefits. Employees hired after the freeze date are not eligible to enter the plan.

Pension plan participants generally become entitled to retirement benefits upon the later of attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Participants who have completed at least five years of vested service generally become 100% vested in their accrued retirement benefits. Vested retirement benefits generally will be paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If such an early retirement election is made, retirement benefits will begin on the first day of any month during the ten-year period preceding his or her normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be reduced 3% per year for the first five years prior to age 65 and 5% per year thereafter to age 55. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. Any participant who terminated employment prior to January 1, 2002, will receive an early pension benefit equal to the actuarial equivalent of the annual amount of the normal pension that would otherwise have been payable to the participant had he or she not elected to receive an early pension. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plan and the SERP determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2008

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Paul M. Pantozzi	Provident Bank Pension Plan Provident SERP	45	1,153,228 1,725,658	—
Linda A. Niro	Provident Bank Pension Plan	30	384,903	—
Christopher Martin	First Sentinel Pension Plan	24	235,000	—
Donald W. Blum	Provident Bank Pension Plan	7	18,295	—
John F. Kuntz	Provident Bank Pension Plan	7	20,090	—

(1)

Under the Provident Bank Pension Plan, the calculation of present value of the accumulated benefits is reported for The Provident Bank Pension, First Sentinel Pension and SERP Plans during the fiscal year ending December 31, 2008. These plans assume an RP-2000 Mortality Table for periods following

December 31, 2007 and a 1983 Group Annuity Mortality Table for periods prior to December 31, 2007 for post retirement and no pre-retirement mortality and interest rates of 5.75% at December 31, 2006 and 6% at December 31, 2008 and 2007. It is also assumed that the benefit would be deferred to the first age each participant could collect an unreduced benefit. Under the First Sentinel Pension Plan, the calculation of present value of accumulated benefits assumes the benefit is available as a lump sum valued at 50% at 7.75% and 50% at 5.00%. This plan also assumes that the benefit would be deferred to the first age each participant could collect an unreduced benefit.

Nonqualified Deferred Compensation

The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2008 for the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED

DECEMBER 31, 2008

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (3)
Paul M. Pantozzi	—	36,226	28,121	—	610,047
Linda A. Niro	—	—	—	—	—
Christopher Martin	—	—	—	—	—
Donald W. Blum	—	—	—	—	—
John F. Kuntz	—	—	—	—	—

(1)	This amount represents the value of the 2007 nonqualified Supplemental ESOP contribution made in 2008 and is based on the fair market value of Provident common stock on December 31, 2008 of $15.30.
(2)	The aggregate earnings for the nonqualified Supplemental Executive Savings Plan reflect the change in accumulated benefits from December 31, 2007 to December 31, 2008. The Supplemental Executive Savings Plan was frozen on December 31, 2003. The plan continues to hold assets for distribution to the participants. As of December 31, 2008, there was an increase in the actuarial present value of $28,121 for Mr. Pantozzi from the actuarial present value as of December 31, 2007.
(3)	The aggregate balance reported is the combined value of account balances under the Supplemental Executive Savings Plan, which was frozen in December 2003 and under the Supplemental ESOP. Certain of the account balances are based on the market value of Provident common stock on December 31, 2008 of $15.30.

Potential Payments Upon Termination or Change in Control

Provident has entered into three-year employment agreements with Messrs. Pantozzi and Martin, and two-year change in control agreements with Messrs. Blum and Kuntz and Ms. Niro. The following tables reflect the amount of compensation and benefits payable to each of the named executive officers of Provident pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreements and the change in control agreements (prior to a change in control). The amount of compensation and benefits payable to each named executive officer upon an involuntary not-for-cause termination, termination following a change of control and in the event of disability (with respect to employment agreements) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his or her termination. The amounts shown relating to unvested options and awards are based on the fair market value of Provident common stock on December 31, 2008 of $15.30. Using that fair market value, only certain unvested stock options had value at December 31, 2008. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

AS OF DECEMBER 31, 2008

Paul M. Pantozzi	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Resignation, (1) Termination w/o Cause or for Good Reason ($)	Disability (2) ($)
Salary	2,100,000	2,100,000	525,000
Incentive/Bonus	1,172,499	1,172,499	—

Total Cash Payments	3,272,499	3,272,499	525,000

Medical	30,392	30,392	10,131
Dental	2,571	2,571	857
Life Insurance	14,094	14,094	4,698
LTD	2,511	2,511	837
Vision	503	503	168
Nonqualified Benefits (3)	—	—	—

Total Benefits	50,071	50,071	16,690

Total Cash & Benefits	3,322,570	3,322,570	541,690
Value Unvested Options	—	—	—
Value Unvested Awards	—	171,360	171,360

TOTAL	3,322,570	3,493,930	713,050

(1)	For a period of up to one year following a change in control, the executive will have the right to terminate employment, for any reason, and receive full change in control benefits.
(2)	Payment represents 75% of base salary over a 12 month period along with 12 months of benefit payments. Payment will commence on the effective date of the executive’s termination and will end on the earlier of (i) the date the executive returns to full-time employment, (ii) full-time employment by another employer, (iii) attaining the age of 65 or (iv) the executive’s death.
(3)	Nonqualified benefits payable to the executive have been previously disclosed and would not be enhanced or accelerated in connection with these termination events.

Linda A. Niro	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Salary	—	460,000
Incentive/Bonus	—	154,100

Total Cash Payments	—	614,100

Medical	—	9,424
Dental	—	1,014
Life Insurance	—	1,441
LTD	—	1,426
Vision	—	—

Total Benefits	—	13,305

Total Cash & Benefits	—	627,405
Value Unvested Options	—	—
Value Unvested Awards	—	44,370

TOTAL	—	671,775

Christopher Martin	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Resignation, (1) Termination w/o Cause or for Good Reason ($)	Disability (2) ($)
Salary	1,200,000	1,200,000	300,000
Incentive/Bonus	402,000	402,000	—

Total Cash Payments	1,602,000	1,602,000	300,000

Medical	41,276	41,276	13,759
Dental	2,571	2,571	857
Life Insurance	3,758	3,758	1,253
LTD	2,511	2,511	837
Vision	503	503	168

Total Benefits	50,619	50,619	16,874

Total Cash & Benefits	1,652,619	1,652,619	316,874
Value Unvested Options	—	35,935	35,935
Value Unvested Awards	—	129,821	129,821

TOTAL	1,652,619	1,818,375	482,630

(1)	For a period of up to one year following a change in control, the executive will have the right to terminate employment, for any reason, and receive full change in control benefits.
(2)	Payment represents 75% of base salary over a 12 month period along with 12 months of benefit payments. Payment will commence on the effective date of the executive’s termination and will end on the earlier of (i) the date the executive returns to full-time employment, (ii) full-time employment by another employer, (iii) attaining the age of 65 or (iv) the executive’s death.

Donald W. Blum	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Salary	—	520,000
Incentive/Bonus	—	178,100

Total Cash Payments	—	698,100

Medical	—	29,214
Dental	—	2,864
Life Insurance	—	1,629
LTD	—	1,612
Vision	—	—

Total Benefits	—	35,319

Total Cash & Benefits	—	733,419
Value Unvested Options	—	16,836
Value Unvested Awards	—	232,759

TOTAL		983,014

John F. Kuntz	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Salary	—	500,000
Incentive/Bonus	—	167,500

Total Cash Payments	—	667,500

Medical	—	—
Dental	—	2,864
Life Insurance	—	1,566
LTD	—	1,550
Vision	—	528

Total Benefits	—	6,508

Total Cash & Benefits	—	674,008
Value Unvested Options	—	15,566
Value Unvested Awards	—	211,783

TOTAL		901,357

Director Compensation

Elements of Director Compensation

Director Fees

Non-employee directors are paid meeting fees for attending board and committee meetings as follows:

•	$1,250 for each board meeting attended;

•	$1,000 for each Compensation Committee and Governance/Nominating Committee meeting attended; and

•	$1,000 for each Credit Risk Committee and Trust Committee meeting of the board of directors of The Provident Bank attended.

The Chair of the Audit Committee is paid an annual retainer of $27,500 and the members of the Audit Committee are paid an annual retainer of $15,000 in lieu of being paid meeting fees.

The Chairs of the other board committees are paid meeting fees as follows:

•	$2,000 meeting fee for the Chairs of the Compensation and Governance/Nominating Committees for each committee meeting they attend in such capacity; and

•	$1,500 meeting fee for the Chair of The Provident Bank Trust Committee fee for each meeting attended.

In addition to the meeting fees paid for attendance, an annual retainer of $27,000 is paid to each non-employee director on The Provident Bank board. The Lead Director is paid an annual retainer of $10,000.

In 2008, an annual grant of 3,000 stock options was made to each non-employee director and an additional annual grant of 5,000 stock options was made to those non-employee directors who joined the board of directors after June 30, 2004.

The board of directors establishes non-employee director compensation based on recommendations of the Governance/Nominating Committee. In 2008, the Governance/Nominating Committee engaged the services of Amalfi Consulting to assist it in a review of director compensation. Compensation paid to non-employee directors was based on recommendations arising from that review. The Governance/Nominating Committee recommended the following changes to the compensation payable to non-employee directors in 2009 that are already disclosed above:

•	Increased the annual retainer paid from $25,000 to $27,000; and

•	Established an annual retainer for the Chair and members of the Audit Committee in lieu of per meeting fees.

The equity component of director compensation paid to non-employee directors in 2009 will be in the form of restricted stock having a grant date value of $50,000, subject to one-year vesting in lieu of an annual stock option grant.

Director Benefits

The Provident Bank makes available to each non-employee director an annual medical examination under an arrangement with a designated service provider. A non-employee director may also enroll in the health, dental and vision plans generally made available to The Provident Bank’s employees, so long as the non-employee director bears the entire cost of the coverage.

Retirement Plan for the Board of Directors of The Provident Bank

The Provident Bank maintains a Retirement Plan for the Board of Directors of The Provident Bank, for the benefit of directors having ten or more years of service as of December 31, 2006 (currently five directors). It is a nonqualified plan that provides cash payments for up to ten years to eligible retired board members based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the age of 72 with at least ten years of service on the board is 40 quarterly payments of $1,250. The Bank may suspend payments under this plan if it does not meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The Provident Bank may terminate this plan at any time although such termination may not reduce or eliminate any benefit previously accrued to a board member without his or her consent. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of a change in control.

Voluntary Fee Deferral Plans

Non-employee directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with the acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

The following table sets forth for the year ended December 31, 2008 certain information as to total remuneration paid to directors other than Messrs. Pantozzi and Martin, who are not paid director fees. Compensation paid to Messrs. Pantozzi and Martin is included in “Executive Compensation-Summary Compensation Table.” The amounts reported under the stock awards and option awards columns include grants of stock awards and stock options made in 2003 in connection with the mutual-to-stock conversion of The Provident Bank.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Thomas W. Berry	54,750	—	16,283	—	—	71,033
Laura L. Brooks	59,500	—	10,053	—	—	69,553
John G. Collins	71,000	13,921	97,206	—	534	182,661
Geoffrey M. Connor	49,000	149,577	69,546	971	5,484	274,578
Frank L. Fekete	81,500	149,577	69,546	506	5,484	306,613
Carlos Hernandez	38,750	149,577	69,546	671	5,484	264,028
William T. Jackson	58,000	149,577	69,546	1,616	5,484	284,223
Katharine Laud	58,250	—	4,635	—	—	62,885
Arthur McConnell	49,000	149,577	69,546	2,246	5,484	275,853
John P. Mulkerin	59,250	—	16,283	—	—	75,533
Edward O’Donnell	58,000	149,577	69,546	13,580	5,484	296,187
Jeffries Shein	75,750	—	16,283	14,312	—	106,345

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), of restricted stock awards that were made in 2003 and 2004 following the mutual-to-stock conversion of The Provident Bank, which vest over five years. No restricted stock awards were made from 2005 through 2008.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), of stock option awards that were made in 2003 and 2004 following the mutual-to-stock conversion of The Provident Bank, and stock option grants made in 2006, 2007 and 2008 as part of annual director compensation. Stock options vest over five years. Assumptions used in the calculation of these amounts are included in footnote 13 to Provident’s audited financial statements for the fiscal year ended December 31, 2008 included in Provident’s Annual Report on Form 10-K.
(3)	This amount represents the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of The Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. The amounts include earnings on deferred director fees of $13,580 and $14,312 for Messrs. O’Donnell and Shein respectively.
(4)	This amount includes perquisites and other personal benefits, or property, if the aggregate amount for each director is at least $10,000. Specifically, this amount includes dividend payments on unvested restricted stock awards of $5,484 for each of Messrs. Connor, Fekete, Hernandez, Jackson, McConnell and O’Donnell.

The following non-employee directors received grants of restricted stock in 2003 and 2004, which vest over five years:

Name	Grant Date	Total Grant of Restricted Stock (#)	Grant Date Fair Share Value (1) ($)	Outstanding, Unvested Restricted Stock as of December 31, 2008 (#)
John G. Collins	7/1/2004	4,042	69,603	810
Geoffrey M. Connor	8/21/2003	75,000	1,085,250
	7/1/2004	4,042	69,603	810
Frank L. Fekete	8/21/2003	75,000	1,085,250
	7/1/2004	4,042	69,603	810
Carlos Hernandez	8/21/2003	75,000	1,085,250
	7/1/2004	4,042	69,603	810
William T. Jackson	8/21/2003	75,000	1,085,250
	7/1/2004	4,042	69,603	810
Arthur McConnell	8/21/2003	75,000	1,085,250
	7/1/2004	4,042	69,603	810
Edward O’Donnell	8/21/2003	75,000	1,085,250
	7/1/2004	4,042	69,603	810

(1)	The amounts in this column reflect the dollar amount used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of restricted stock awards that were made in 2003 and 2004 following the mutual-to-stock conversion of The Provident Bank, which vest over five years. No restricted stock awards were made from 2005 through 2008.

The aggregate total stock option grants to non-executive directors are shown below:

Name	Grant Date	Expiration Date	Stock Options (#)	Exercise Price ($)	Grant Date Fair Value (1) ($)	Outstanding Unexercised Stock Options as of December 31, 2008 (#)
Thomas W. Berry	2/22/06	2/22/16	7,000	18.55	31,500
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000
Laura L. Brooks	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	15,000
John G. Collins	7/17/03	7/17/13	100,000	18.57	372,000
	6/23/04	6/23/14	60,000	17.43	259,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Geoffrey M. Connor	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Frank L. Fekete	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Carlos Hernandez	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
William T. Jackson	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Katharine Laud	1/29/08	1/29/18	8,000	12.54	25,280	8,000
Arthur McConnell	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
John P. Mulkerin	2/22/06	2/22/16	7,000	18.55	31,500
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000
Edward O’Donnell	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Jeffries Shein	2/22/06	2/22/16	7,000	18.55	31,500
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000

(1)

The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of stock option awards that were made in 2003 and 2004 following the mutual-to-stock conversion of The Provident Bank, which vest over five years. Assumptions used in the calculation of these amounts are included in footnote 13 to Provident’s audited financial statements for the fiscal year ended December 31, 2008 included in Provident’s Annual Report on Form 10-K.

PROPOSAL II—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Provident’s independent registered public accounting firm for the year ended December 31, 2008 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as the independent registered public accounting firm for Provident and The Provident Bank for the year ending December 31, 2009, subject to the ratification by Provident’s stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by Provident’s Bylaws or otherwise. However, the board of directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of Provident’s annual financial statements, review of the financial statements included in Provident’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $709,500 and $672,500 during the fiscal years ended December 31, 2008 and 2007, respectively.

Audit Related Fees. The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above, were $100,000 during each of the fiscal years ended December 31, 2008 and 2007. These services included audits of Provident’s employee benefit plans, as well as professional services rendered in connection with a registration statement on Form S-4 filed with the SEC in 2006.

Tax Fees. No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2008 and 2007. The Audit Committee adopted a policy that commencing with the preparation and filing of Provident’s 2005 corporate tax returns, tax compliance and other tax-related services are no longer performed by the independent registered public accounting firm.

All Other Fees. The aggregate fees billed to Provident for other permissible services rendered by KPMG LLP were $0 and $2,200 during the fiscal years ended December 31, 2008 and 2007, respectively.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as the independent registered public accounting firm of Provident.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident’s executive office, 830 Bergen Avenue, Jersey City, New Jersey 07306, no later than November 11, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

The Bylaws of Provident provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Corporate Secretary of Provident not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s annual meeting, or by no later than November 11, 2009 for next year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

As of the date of this Proxy Statement, the board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matter shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

AN ADDITIONAL COPY OF PROVIDENT’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 830 BERGEN AVENUE, JERSEY CITY, NEW JERSEY 07306. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com.

THE CHARTERS OF THE AUDIT, COMPENSATION AND GOVERNANCE/NOMINATING COMMITTEES OF PROVIDENT’S BOARD OF DIRECTORS, PROVIDENT’S CORPORATE GOVERNANCE PRINCIPLES, PROVIDENT’S CODE OF BUSINESS CONDUCT AND ETHICS AND PROVIDENT’S INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 830 BERGEN AVENUE, JERSEY CITY, NEW JERSEY 07306.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED IN YOUR PROXY CARD.

REVOCABLE PROXY

PROVIDENT FINANCIAL SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2009

THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC.

SOLICITS THIS PROXY.

The undersigned hereby appoints Thomas W. Berry, Laura L. Brooks, John G. Collins, Frank L. Fekete, Carlos

Hernandez, William T. Jackson, Katharine Laud, Arthur McConnell, John P. Mulkerin, and Paul M. Pantozzi, or any of them,

each with full power of substitution, to attend and to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the “Company”) that the undersigned is entitled to vote, only at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Wednesday, April 22, 2009 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

Should the signer be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy,

then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2009

Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

È                    FOLD AND DETACH HERE                    È

PROVIDENT FINANCIAL SERVICES, INC. — ANNUAL MEETING, APRIL 22, 2009

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/5429

You can vote in one of three ways:

1.	Call toll free 1-866-776-5647 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/pfs and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5429

z								{
	☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PROVIDENT FINANCIAL SERVICES, INC.				Annual Meeting of Shareholders APRIL 22, 2009

		For	Withhold All	For All Except		For	Against	Abstain
1.	The election as directors of all nominees listed below (except as marked to the contrary below), each for a three-year term:	☐	☐	☐	2. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐
	(01) Geoffrey M. Connor (02) Christopher Martin (03) Edward O’Donnell (04) Jeffries Shein				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The person signing this proxy acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting and Proxy Statement.

					Mark here if you plan to attend the meeting			☐

					Mark here for address change and note change			☐

Please be sure to date and sign		Date
this proxy card in the box below.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder may sign, but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. An authorized officer should sign corporate or partnership proxies.

Sign above

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

é    FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL    é

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 22, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 22, 2009:	anytime prior to 3 a.m., April 22, 2009 go to
1-866-776-5647	https://www.proxyvotenow.com/pfs

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/5429

Your vote is important!